Exhibit 10.25



December 11, 1996



Ms. Renee Love
Omega Group Inc.
937 Haverford Road
Bryn Mawr, PA 19010

RE: CONSULTING AGREEMENT

Dear Renee:

This letter will serve to confirm the agreement that we have reached regarding the consulting services that Omega Group Inc. ("Omega") will provide to Hannaford Bros. Co. ("Hannaford").

1. ASSIGNMENT. Omega will undertake and complete the consulting assignment relating to development of a marketing strategy for Hannaford in the southeastern U.S. market described in the "Market Exploration Work Design" document prepared by Omega and dated November 13, 1996, using the methods outlined in that Work Design Document.

2. SCHEDULE. Omega will perform its services in accordance with the project schedule outlined in the Work Design Document, with an estimated completion date of April 1, 1997.

3. FEES AND COSTS. The fee for Omega's services will be $59,800 (Fifty-nine Thousand Eight Hundred Dollars), which will be billed by Omega, and paid by Hannaford, in accordance with the payment schedule set forth in the Work Design Document. Omega's reasonable out-of-pocket costs, as detailed in the Work Design Document and currently estimated to approximate $24,300 (Twenty-four Thousand Three Hundred Dollars), will be billed directly to Hannaford by various third-party suppliers.

I hope and trust that this covers the principal points of our arrangement. If you should have any questions, please do not hesitate to contact me.

Ms. Renee Love
December 11, 1996
Page 2



We look forward to working with you and your organization.

                                     Sincerely,


                                     s/Paul A. Fritzson

                                     Paul A. Fritzson
                                     Senior Vice President
                                     Marketing, Merchandising & Distribution


Seen and agreed to this 30th day of December, 1996.


                                     OMEGA GROUP INC.


                                     s/Renee Love

                                     Renee Love
                                     Chairman & Chief Executive Officer